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EXHIBIT 21
                       THE STANLEY WORKS AND SUBSIDIARIES


(All subsidiaries are included in the Consolidated Financial Statements of The Stanley Works)

                                                                 JURISDICTION OF
                                                                 INCORPORATION/
CORPORATE NAME                                                   ORGANIZATION
--------------                                                   ------------
The Stanley Works                                                Connecticut

      The Farmington River Power Company                         Connecticut

      Contact East, Inc.                                         Massachusetts

      Stanley-Bostitch Holding Corporation                       Delaware

      Stanley Logistics, Inc.                                    Delaware

      Stanley Fastening Systems, L.P.                            Delaware

           Stanley de Chihuahua S.de R.L. de C.V.                Mexico

      Stanley Receivables Corporation                            Delaware

      Stanley Funding Corporation                                Delaware

      The Stanley Works C.V.                                     Netherlands

      Gregory Smith Corporation                                  Texas

      Senior Technologies, Inc.                                  Nebraska

      Stanley Canada Inc.                                        Ontario, Canada

           Mac Tools Canada Inc.                                 Ontario, Canada

           Charge Industries, Inc.                               Nova Scotia, Canada

      Best Lock Corporation                                      Indiana

           Integrator.com, Inc.                                  Indiana

                First Thoroughbred LTD                           Indiana

                Best Access Systems Co.                          Nova Scotia, Canada

      Best International Holdings, Inc.                          Indiana

                Best Systems Corporation Pte. Ltd.               Singapore

                Best Access Sytems Limited                       Hong Kong

                Southeast Energy Management Corporation          Florida

                BAI, Inc.                                        Indiana

      Stanley Tools (N.Z.) Ltd.                                  New Zealand

      Stanley do Brasil Ltda.                                    Brazil
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      Herramientas Stanley S.A. de C.V.                          Mexico

      Stanley-Bostitch, S.A. de C.V.                             Mexico

      Stanley Finance Hungary Kft.                               Hungary

      Stanley Atlantic, Inc.                                     Delaware

           Stanley Israel Investments, Inc.                      Delaware

                Stanley Israel Investments B.V.                  Netherlands

                      T.S.W. Israel Investments Ltd.             Israel

                           ZAG Industries Ltd. (93.8%)           Israel

                                ZAG Industries U.S.A. Inc.       Delaware

                                Design and Shoot LTD             Israel

                                ZAG Operation (Assets) LTD       Israel

                                     RGTI                        Island of Nevis

                                     ZAG Latin America LTD       Brazil

                                ZAG Israel Marketing LTD         Israel

                                ZAG U.K.                         U.K.

                                A.M.T.Y. Vermogensverwoltan      Island of Nevis

           Stanley International Holdings, Inc.                  Delaware

                Stanley Pacific Inc.                             Delaware

           Stanley Svenska A.B.                                  Sweden

           Stanley Works (Europe) A.G.                           Switzerland

                Stanley European Holdings, L.L.C.                Delaware

                Stanley Europe B.V.B.A.                          Belgium

                Stanley European Holdings B.V.                   Netherlands

                      Stanley Tools Poland Sp.zo.o.              Poland

                Stanley Fastening Systems Poland Sp.zo.o.        Poland

           Stanley Sales and Marketing Poland, Sp.Z.o.o          Poland

                      S.A. Stanley Works (Belgium) B.V.B.A.      Belgium

                      Stanley Bostitch G.m.b.H.                  Germany

                           Friess G.m.b.H.                       Germany

                      Stanley Doors France, S.A.S.               France

                           Stanley France Services, S.A.S.       France

                                Stanley Tools, S.A.S.            France

                           Stanley France, S.A.S.                France

                      Stanley Nordic ApS                         Denmark

                      Stanley Works (Nederland) B.V.             Netherlands

                      Stanley Iberia S.L.                        Spain

                      Suomen Stanley O.Y.                        Finland

                      Stanley Italia S.r.l.                      Italy

                           Stanley Tools S.r.l.                  Italy

                           F.I.P.A. Due S.r.l.                   Italy

                Stanley U.K. Holding Ltd.                        U.K.

                      Stanley U.K. Limited                       U.K.

                      The Stanley Works Limited                  U.K.

                      Stanley U.K. Sales Limited                 U.K.

                      Stanley U.K. Services Limited              U.K.

      The Stanley Works Pty. Ltd.                                Australia

      Stanley Works Asia Pacific Pte. Ltd.                       Singapore

      The Stanley Works Sales (Philippines), Inc.                Philippines

      The Stanley Works (Bermuda) Ltd.                           Bermuda

      The Stanley Works Japan K.K.                               Japan

      Stanley Works (Thailand) Ltd.                              Thailand

      TONA a.s. (LTD) (93.9%)                                    Czech Republic

      Stanley Works Malaysia Sdn. Bhd.                           Malaysia

      Stanley Works China Investments Ltd. (80%)                 Virgin Islands

           Stanley (Zhongshan) Hardware Co. Ltd.(65%)            China

      Chiro Tools Holdings B.V.                                  Netherlands

           Stanley Chiro International Ltd.                      Taiwan

      Beijing Daxing Stanley-Bostitch Metal
            Industries Company Limited (98%)                     China

      Stanley (Tianjin) International
          Trading Company, Ltd.                                  China

      The Stanley Works (Zhongshan) Tool Company Ltd.            China
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